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                                                                      EXHIBIT 11

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                   SEPTEMBER 30,              SEPTEMBER 30,
                                                          ---------------------------------------------------------
   in thousands, except share and per share data                1999         1998          1999           1998
-------------------------------------------------------------------------------------------------------------------
   BASIC NET INCOME (LOSS) PER SHARE:
     Net income (loss)                                     $      640         ($586)    $      611         ($466)

     Weighted average common shares outstanding             6,260,443     6,213,082      6,247,778     6,173,224
-------------------------------------------------------------------------------------------------------------------
     Basic net income (loss) per common share                   $0.10        ($0.09)    $     0.10        ($0.08)
-------------------------------------------------------------------------------------------------------------------

   DILUTED NET INCOME (LOSS) PER SHARE:
     Net income (loss)                                     $      640         ($586)    $      611         ($466)

     Weighted average common shares outstanding             6,260,443     6,213,082      6,247,778     6,173,224
     Effect of stock options                                     -           -              -             -
-------------------------------------------------------------------------------------------------------------------
       Adjusted shares outstanding                          6,260,443     6,213,082      6,247,778     6,173,224
-------------------------------------------------------------------------------------------------------------------
     Diluted net income (loss) per common share            $     0.10        ($0.09)    $     0.10        ($0.08)
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


































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